EXHIBIT 99.1

October 13, 2004	FOR IMMEDIATE RELEASE

Contact:

Mario S. Levis
Senior Executive Vice President
and Treasurer
Tel: (787) 474-6709

DORAL FINANCIAL CORPORATION REPORTS RECORD EARNINGS
FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2004,
THE 27th CONSECUTIVE QUARTER IT HAS ACHIEVED RECORD EARNINGS

     San Juan, Puerto Rico, October 13, 2004 — Doral Financial Corporation (NYSE: DRL), a diversified financial holding company with banking operations in the United States and Puerto Rico and the largest residential mortgage lender in Puerto Rico, reported record results for the third quarter and first nine months of 2004, the 27th consecutive quarter it has achieved record earnings.

     Net income for the third quarter of 2004 amounted to a record $120.6 million, compared to $81.7 million for the third quarter of 2003, an increase of 48%. For the first nine months of 2004, Doral Financial earned a record $339.1 million, compared to $226.6 million for the same period a year ago, an increase of 50%. For the third quarter of 2004, consolidated earnings per diluted share were $1.01, compared to $0.70 for the third quarter of 2003, which represents an increase of 44%. For the first nine months of 2004, consolidated earnings per diluted share were $2.83, compared to $1.94 for the first nine months of 2003, an increase of 46%. For the first nine months of 2004, Doral Financial achieved a return on assets (ROA) of 3.75%, compared to 3.30% a year ago and a return on common equity (ROE) of 36.63%, compared to 31.94% for the first nine months of 2003.

     Net interest income for the third quarter of 2004 amounted to $69.9 million, compared to $42.9 million for the same period a year ago, an increase of 63%. For the first nine months of 2004, net interest income amounted to $195.6 million, compared to $124.1 million for the first nine months of 2003, an increase of 58%. The increase in net interest income resulted from higher net interest earning assets during the 2004 periods. During the third quarter of 2004, Doral Financial issued $625.0 million of unsecured debt, which was favorably received by investors. The proceeds from the issuance of this unsecured debt allowed the Company to match floating rate liabilities with floating rate assets locking in a healthy interest rate spread. The issuance of this unsecured debt also helped reduce the Company’s funding costs. Doral Financial was also able to renegotiate all its mortgage warehousing credit lines producing average savings of approximately 50 basis points.

     Loan production volume for the third quarter of 2004 was a record $2.0 billion, compared to $1.7 billion for the comparable 2003 period, an increase of $304.5 million or 18%. For the first nine months of 2004, loan production volume was $5.8 billion, compared to $4.7 billion for the corresponding 2003 period, an increase of 22%. The increase was principally driven by the continued high demand for new housing in Puerto Rico and Doral’s strong share of the new housing market, especially in the growing government-sponsored affordable housing loan sector. Many of these mortgage products benefit from local tax exemption on the interest earned thereon. The strength of mortgage loan production, helped increase the servicing portfolio to a record $13.9 billion as of September 30, 2004 from $12.7 billion as of December 31, 2003.

     Non-interest income for the third quarter of 2004 increased 18% to $130.9 million, from $110.9 million for the third quarter of 2003. Net gain on mortgage loan sales and fees, the main component of non-interest income, was $165.5 million for the third quarter of 2004 compared to $98.6 million for the corresponding 2003 period. For the first nine months of 2004, Doral Financial’s total non-interest income increased 23% to $372.2 million compared to the first nine months of 2003. Net gain on mortgage loan sales and fees was $432.9 million for the first nine months of 2004 compared to $274.0 million for the corresponding period a year ago. The increase was principally due to increased volume of loan sales as a result of record mortgage loan production. Demand for the Company’s mortgage loans has increased to record levels with some forward sale commitments extending to 2006.

     Investment activities for the third quarter of 2004 resulted in a loss of $50.7 million, principally attributable to derivatives undertaken for risk management purposes, as a result of an average reduction of approximately 75 basis points in intermediate and long-term interest rates during the quarter. The Company’s interest rate risk management is designed to protect the value of the Company’s assets and income from substantial increases in interest rates. While the reduction in interest rates increased the cost associated with the use of derivatives, it also impacted favorably gain and fees on loan sales, net interest income and other income.

     Net servicing income for the quarter ended September 30, 2004 was $5.9 million compared to approximately $933,000 for the third quarter of 2003, an increase of 535%. For the nine months ended September 30, 2004, net servicing income was $5.3 million compared to a loss of $11.5 million for the corresponding period of 2003. The increase in net servicing income for the quarter and nine-month periods ended September 30, 2004 was due to reduced amortization and impairment charges resulting from lower prepayments. The Company recorded amortization and impairment charges of $4.7 million and $25.0 million during the quarter and first nine months ended September 30, 2004, respectively, compared to $8.0 million and $37.8 million for the same periods a year ago.

     Commissions, fees and other income increased 61% during the third quarter of 2004 from $6.4 million for the quarter ended September 30, 2003 to $10.2 million for the quarter ended September 30, 2004. For the first nine months of 2004, commissions, fees and other income increased to $28.7 million, compared to $20.0 million for the corresponding 2003 period. The increase during the 2004 periods was due primarily to increased commissions and fees earned by Doral Financial’s retail banking and insurance agency operations.

     Non-interest expenses during the third quarter ended September 30, 2004 increased by 12%, compared to the respective 2003 period. This increase reflects increases in compensation and benefits related to higher head count, occupancy and other office expenses resulting from the continued expansion of Doral Financial’s mortgage banking and banking operations.

     The provision for loan losses was $325,000 for the quarter ended September 30, 2004, as compared to $2.9 million for the respective 2003 period. The Company determined, based on an analysis of the credit quality and composition of its loan portfolio, that a smaller provision for the third quarter of 2004 was required to maintain its level of loan loss reserves at an appropriate level.

     Doral Bank, Puerto Rico, the Company’s principal banking subsidiary, finished the third quarter of 2004 with $11.1 billion in assets, including assets of its banking subsidiary Doral International, Inc., and $3.3 billion in deposits, an increase of 65% and 29%, respectively, compared to September 30, 2003.

     Doral Bank PR has been successful in its effort to increase its market share and its commercial loan business. For the third quarter of 2004, secured commercial loan production was $65.9 million, compared to $ 17.7 million for the corresponding 2003 period, representing an increase of 272%.

     Doral Bank, New York also continued its steady growth. As of September 30, 2004, Doral Bank NY had assets of $536.1 million and deposits of $360.6 million, an increase of 8% and 10%, respectively, compared to September 30, 2003.

     Salomón Levis, Chairman of the Board and Chief Executive Officer commented on the third quarter financial results by stating:

     “We are most pleased with the record performance for the third quarter of 2004. Each of Doral’s business segments contributed in achieving our 27th consecutive quarter of record earnings.”

     Mr. Levis concluded by stating that the results for the first nine months of 2004 continued to fuel his optimism for the Company’s prospects.

     Doral Financial’s Chief Executive Officer and its Senior Executive Vice President-Treasurer are available to answer appropriate questions regarding earnings results as well as other corporate matters at any time convenient to interested participants. You are welcome to call.

FORWARD LOOKING STATEMENTS

     This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “anticipate,” “project,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

     The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in interest rates, competitive and regulatory factors and legislative changes, could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from those anticipated or projected.

     The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Doral Financial Corporation
Consolidated Statements of Operations
(Dollars in Thousands, except Per Share Data)
(NYSE:DRL)
(Unaudited)

	Quarter Ended			Nine month period ended
	September 30,		June 30,	September 30,
	2004	2003	2004	2004	2003
Interest income	$146,399	$109,752	$137,937	$410,435	$328,566
Interest expense	76,545	66,819	71,291	214,882	204,450

Net interest income	69,854	42,933	66,646	195,553	124,116
Provision for loan losses	325	2,913	2,612	4,498	11,309

Net interest income after provision for loan losses	69,529	40,020	64,034	191,055	112,807

Non-interest income:
Net gain on mortgage loan sales and fees	165,480	98,619	130,586	432,922	274,025

Investment activities:
Trading activities	(61,290)	15,384	6,048	(103,856)	15,334
Gain (loss) on sale of investment securities	10,548	(10,392)	(17,489)	9,209	3,697

Total investment activities	(50,742)	4,992	(11,441)	(94,647)	19,031

Servicing income (loss)	5,928	933	(2,345)	5,272	(11,529)
Commissions, fees and other income	10,241	6,353	9,780	28,702	19,993

Total non-interest income	130,907	110,897	126,580	372,249	301,520

Non-interest expense:
Compensation and benefits, net	23,630	21,138	22,276	65,663	63,705
Taxes, other than payroll and income taxes	2,389	1,879	2,258	6,857	5,387
Advertising	3,366	4,053	4,113	10,669	11,413
Professional services	3,053	2,098	2,605	8,080	6,198
Communication and information systems	3,610	3,481	3,308	10,198	9,778
Occupancy and other office expenses	7,105	5,787	6,489	19,283	16,924
Depreciation and amortization	4,345	3,746	4,311	12,928	10,965
Other, net	6,723	6,059	5,182	17,025	14,401

Total non-interest expense	54,221	48,241	50,542	150,703	138,771

Income before income taxes	146,215	102,676	140,072	412,601	275,556
Income taxes	25,587	20,995	25,166	73,490	48,911

Net Income	$120,628	$81,681	$114,906	$339,111	$226,645

Earnings Per Common Share:
Basic	$1.04	$0.72	$0.99	$2.91	$1.98

Diluted	$1.01	$0.70	$0.96	$2.83	$1.94

Weighted Average Common Shares Outstanding:
Basic	107,908,216	107,884,556	107,907,512	107,907,339	107,847,188

Diluted	111,169,848	110,533,547	110,751,759	110,907,913	110,329,001

Common Shares Outstanding At End Of Period	107,908,412	107,902,460	107,907,512	107,908,412	107,902,460

Doral Financial Corporation
Consolidated Statements of Financial Condition
(Dollars in Thousands)
(NYSE:DRL)
(Unaudited)

	As of
	September 30, 2004	June 30, 2004	December 31, 2003
Assets
Cash and due from banks	$82,858	$86,953	$84,713

Money market investments	2,024,317	1,615,003	870,009

Investment securities:
Trading securities, at fair value	1,220,437	1,103,724	944,150
Securities available-for-sale, at fair value	4,445,982	3,184,142	2,850,598
Securities held-to-maturity, at amortized cost	2,492,435	2,625,086	1,640,909
Federal Home Loan Bank of NY (FHLB) stock, at cost	86,120	83,620	81,720

Total investment securities	8,244,974	6,996,572	5,517,377

Loans:
Mortgage loans held for sale, at lower of cost or market	1,638,683	1,937,387	1,966,608
Loans receivable, net	1,626,249	1,602,619	1,410,849

Total loans	3,264,932	3,540,006	3,377,457

Receivable and mortgage servicing advances	99,668	113,584	90,835
Accounts receivable from investment sales	726,094	541,944	19,520
Accrued interest receivable	60,772	66,220	63,771
Servicing assets, net	191,713	178,645	167,498
Premises and equipment, net	145,661	143,941	136,037
Real estate held for sale, net	20,287	17,099	19,253
Other assets	40,091	40,452	47,526

Total assets	$14,901,367	$13,340,419	$10,393,996

Liabilities
Deposits	$3,420,813	$3,239,396	$2,971,272
Securities sold under agreements to repurchase	5,898,550	5,385,234	3,602,942
Advances from FHLB	1,294,500	1,194,500	1,206,500
Loans Payable	177,204	298,872	178,334
Notes Payable	1,106,367	710,246	602,581
Accounts payable from investment purchases	879,895	511,378	2,245
Accrued expenses and other liabilities	268,371	282,523	237,682

Total liabilities	13,045,700	11,622,149	8,801,556

Stockholders’ Equity
Preferred stock, at aggregate liquidation preference value:
Perpetual noncumulative nonconvertible preferred stock (Series A, B and C)	228,250	228,250	228,250
Perpetual cumulative convertible preferred stock	345,000	345,000	345,000
Common stock, $1 par value; 500,000,000 shares authorized; 107,908,412, 107,907,512 and 107,903,912 shares issued and outstanding as of September 30, 2004, June 30, 2004 and December 31, 2003, respectively	107,908	107,908	107,904
Additional paid-in capital	159,212	156,777	151,902
Legal surplus	13,806	13,806	13,806
Retained earnings	1,073,334	977,217	804,518
Accumulated other comprehensive loss, net of income tax	(71,843)	(110,688)	(58,940)

Total stockholders’ equity	1,855,667	1,718,270	1,592,440

Total liabilities and stockholders’ equity	$14,901,367	$13,340,419	$10,393,996

Doral Financial Corporation
Selected Financial Data
(Dollars in Thousands, except Per Share Data)
(NYSE:DRL)
(Unaudited)

Operational Data
	Quarter Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2004	2003	2004	2004	2003
Loan Production	$1,985,515	$1,680,999	$1,945,324	$5,772,260	$4,747,533

	As of
	September 30,	June 30,	December 31,
	2004	2004	2003
Loan Servicing Portfolio	$13,873,789	$13,529,310	$12,690,244

	Quarter Ended			Nine Months Ended
Asset Quality Data	September 30,		June 30,	September 30,
	2004	2003	2004	2004	2003
Allowance for loan losses	$28,575	$27,384	$29,688	$28,575	$27,384
Net charge-offs	$1,136	$785	$1,493	$3,185	$2,314

	Quarter Ended			Nine Months Ended
Financial Ratios	September 30,		June 30,	September 30,
	2004	2003	2004	2004	2003
Return on average assets	3.66%	3.28%	3.71%	3.75%	3.30%
Return on average common equity	37.47%	32.88%	36.76%	36.63%	31.94%
Efficiency ratio	21.56%	32.41%	24.69%	22.75%	34.13%

	Quarter Ended			Nine Months Ended
Per Share Data	September 30,		June 30,	September 30,
	2004	2003	2004	2004	2003
Book Value Per Common Share	$11.88	$9.08	$10.61	$11.88	$9.08
Cash Dividends Per Common Share	$0.15	$0.09	$0.15	$0.42	$0.28
Common stock dividend payout ratio	14.85%	13.33%	15.63%	14.84%	14.43%

(continues)

Doral Financial Corporation
Selected Financial Data (continued)
(Dollars in Thousands)
(NYSE:DRL)
(Unaudited)

Commissions, Fees and Other Income
	Quarter Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2004	2003	2004	2004	2003
Retail banking fees	$3,570	$3,047	$3,287	$9,964	$8,067
Securities brokerage and asset management fees and commissions	389	912	382	1,505	2,626
Insurance agency commissions	2,972	2,039	3,032	8,903	5,762
Other Income	3,310	355	3,079	8,330	3,538

Total commissions, fees and other income	$10,241	$6,353	$9,780	$28,702	$19,993

Segment Information Net Income
	Quarter Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2004	2003	2004	2004	2003
Reportable Segments:
Mortgage Banking	$67,826	$65,359	$73,595	$179,121	$128,297
Banking	48,542	14,326	38,977	147,918	92,986
Institutional Securities	1,006	1,803	1,061	3,443	4,773
Insurance Agency	2,867	1,634	2,780	8,271	4,414
Intersegment Eliminations	387	(1,441)	(1,507)	358	(3,825)

Consolidated Net Income	$120,628	$81,681	$114,906	$339,111	$226,645